EXHIBIT 99.4


                         FORM OF PROXY OF ASECO COMPANY

                                ASECO CORPORATION


Dear Stockholder:

         Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

         Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

         Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy card in the enclosed postage paid envelope.

         Your card must be received prior to the Meeting of Stockholders on ________ 1999.

         Thank you in advance for your prompt consideration of these matters.

                                       Sincerely,


                                       Aseco Corporation





         [ARROW] Please Detach and Mail in the Envelope Provided [ARROW]
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[X] Please mark your votes
    as in this example.


                                                       FOR    AGAINST    ABSTAIN

        1.  To adopt the merger agreement among Aseco  [ ]      [ ]        [ ]
            Corporation, Micro Component Technology,
            Inc., and MCT Acquisition, Inc., a wholly owned subsidiary of MCI.


        Mark box at right if comments or address change                    [ ]
        have been noted on the reverse side of this card.

Stockholder sign here ____________ Co-owner sign here ____________ Date ________

Note: Please be sure to sign and date this proxy.

PROXY                                                                      PROXY
                                ASECO CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    MEETING OF STOCKHOLDERS - _________, 1999

         The undersigned hereby acknowledge(s) receipt of the Notice and accompanying Proxy Statement revoke(s) any prior proxies, and appoint(s) Sebastian J. Sicari, Mary R. Barletta and Robert V. Jahrling, III, and each of them, with power of substitution in each, attorneys for the undersigned to act for and vote, as specified on the reverse, all shares of stock which the undersigned may be entitled to vote at the Annual Meeting of the Stockholders of Aseco Corporation, to be held on _________, 1999 at Choate, Hall & Stewart, 36th Floor, Exchange Place, Boston, Massachusetts at 10:00 a.m., local time, and at any adjourned sessions thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. ALL PROPOSALS SET FORTH ON THE REVERSE OF THIS PROXY CARD HAVE BEEN PROPOSED BY THE BOARD OF DIRECTORS. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" ALL OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER.

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         PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN
                               ENCLOSED ENVELOPE.
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Please sign this proxy exactly as your name appears on the books of Aseco. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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      HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

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